                                     BYLAWS

                                       OF

                        SOVEREIGN CREDIT FINANCE II, INC.
                              (A TEXAS CORPORATION)

                                       I.

                                     OFFICES

     SECTION 1.01. PRINCIPAL OFFICE. The principal office of the Corporation shall be in Dallas, Texas, or such other place as shall be determined from time to time by the Board of Directors.

     SECTION 1.02. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                       II.

                                  SHAREHOLDERS

     SECTION 2.01.  TIME AND PLACE OF MEETINGS.  Meetings of the
Corporation's shareholders shall be held at such time and place, within or outside the State of Texas, as shall be determined by the Board of Directors or by the written consent of all persons entitled to vote thereat.

     SECTION 2.02. ANNUAL MEETINGS. Annual meetings of the Corporation's shareholders shall be held on the second Thursday of January of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The date of the annual meeting of the shareholders may be held on a date different than that specified above if the Board of Directors so determines and so states in the notice of the meeting or in a duly executed waiver thereof.

     SECTION 2.03. SPECIAL MEETINGS. Special meetings of the Corporation's shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of the holders of not less than ten percent of all the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose of such special meeting. Business transacted at all special meetings of the shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.

     SECTION 2.04. NOTICE. Written or printed notice stating the place, day and hour of any shareholder meeting and, in the case of a special meeting, the purpose or purposes for which the

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meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

     SECTION 2.05. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days after and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof as well. The stock transfer books of the Corporation will not be closed for the purpose of making a determination of shareholders under this Section.

     SECTION 2.06. LIST OF SHAREHOLDERS. The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 2.07. QUORUM. The holders of a majority of the issued and outstanding shares entitled to vote thereat, present in person or presented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Corporation's Articles of Incorporation or by the Texas Business Corporation Act (herein called the "Act"). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

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     SECTION 2.08.  VOTING.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall decide any question brought before such meeting and shall be the act of the shareholders, unless the vote of a greater number is required by the Act, the Articles of Incorporation or these Bylaws.

     Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

     Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.09.  ACTION BY WRITTEN CONSENT.

     (a) Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in one or more counterparts, so long as each shareholder signs one of the counterparts. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation with minutes of the meetings of shareholders.

     (b) (1) Any action required by the Act to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

          (2) Every written consent permitted by this subsection (b) shall bear the date or signature of each shareholder who signs the consent. No written consent permitted by this subsection (b) shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this subsection (b), a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which

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proceedings of meetings of shareholders are recorded.  Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation.

          (3) A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this subsection (b).

          (4) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent pursuant to this subsection (b) shall be given to those shareholders who did not consent in writing to the action.

     SECTION 2.10. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT. Shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                      III.

                                    DIRECTORS

     SECTION 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation and do all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

     SECTION 3.02. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one. Until otherwise fixed by resolution of the Board of Directors or by amendment to these By-Laws, the number of Directors shall be three. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders, except as provided in Section 3.03 of these By-Laws, and each director shall hold office until the annual meeting of shareholders following his election or until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

     SECTION 3.03. VACANCIES. Subject to other provisions of this Section, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 3.08 of these By-Laws. A director elected to fill a vacancy shall be elected for

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the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. The shareholders may, at any time, with or without cause, terminate the term of office of all or any of the directors at any meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.

     SECTION 3.04. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

     SECTION 3.05. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of the shareholders at the same place unless, by unanimous consent of the directors then elected and serving, such time or place shall be changed.

     SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may determine by resolution.

     SECTION 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President, or the Secretary and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them. Notice of any special meeting shall be given at least 24 hours prior thereto if given either personally (including written notice delivered personally or oral notice by telephone), by telegram, or by facsimile transmission and at least 72 hours previous thereto if given by written notice mailed to each director at the address of his business or residence. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, as provided in Section 4.02 of these By-Laws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 3.08. QUORUM AND VOTING. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed in the manner provided by Section 3.02 of these By-Laws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided

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by the Act, the Articles of Incorporation, or these By-Laws.  If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the directors present at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of directors as to leave less than a quorum.

     SECTION 3.09. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations on the authority of committees of the Board of Directors set forth in Article 2.36.B of the Act, but the designation of such committee and the delegation thereof of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies shall occur in the Executive Committee, such vacancy or vacancies may be filled by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 3.10. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate committees other than an Executive Committee, to consist of two or more directors, one of whom shall be designated its Chairman and shall preside at all meetings of such committee. The functions and responsibilities of any such committee shall be specified in the resolution of the Board of Directors creating the same. All such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when requested.

     SECTION 3.11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee and other standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     SECTION 3.12. ACTION BY UNANIMOUS CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at a meeting lawfully called and held, and may be stated

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as such in any instrument or document filed with the Secretary of State of
Texas or delivered to any other person. Any such consent may be in one or more counterparts. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation with the minutes of the meetings of the Board of Directors.

     SECTION 3.13. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT. Members of the Board of Directors or any committee designated by the Board of Directors may participate in and hold a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                       IV.

                                     NOTICES

     SECTION 4.01. FORM OF NOTICE. Whenever under the provisions of the Act, the Articles of Incorporation or these By-Laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

     SECTION 4.02. WAIVER. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Act, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

                                       V.

                                    OFFICERS

     SECTION 5.01. GENERAL. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, one or more Vice Presidents and one or more Assistant Secretaries, all of whom shall also be officers. Any two or more officers may be held by the same person. Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors of chosen in such other manner as may be prescribed by these Bylaws.

     SECTION 5.02. ELECTION. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may appoint such other

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officers and agents as it shall deem necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Officers need not be members of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by action of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 5.03. CHAIRMAN OF THE BOARD. The Board of Directors may elect, but shall not be required to elect, a person to the position of Chairman of the Board. If such officer shall be elected, he must be a director, and the Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 5.04. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have responsibility for the general and active management of the business of the Corporation. The President and such other officers as the Board of Directors may determine shall execute all contracts requiring a seal and shall also execute any mortgages, conveyances, or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the President or the Board of Directors to some other agent or attorney-in-fact of the Corporation. In the event the office of the chief executive officer shall be conferred by the Board of Directors on the Chairman of the Board, the President shall be the chief operating officer, and shall generally assist the Chairman of the Board in the management of the Corporation and shall perform the duties and exercise the powers delegated by the Chairman of the Board or the Board of Directors.

     If the elected officers do not include a Chairman of the Board, or in the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

     SECTION 5.05. VICE PRESIDENTS. The Vice Presidents shall generally assists the President in the management of the Corporation and shall perform the duties and exercise the powers delegated by the Chairman of the Board and the President or from time to time assigned by the Board of Directors. The Vice Presidents, in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

     SECTION 5.06. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee and any other committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation.

     SECTION 5.07. ASSISTANT SECRETARIES. Any Assistant Secretary shall, in the absence or

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disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     SECTION 5.08. BONDING. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in their possession or under their control belonging to the Corporation.

     SECTION 5.09. VACANCIES. If the office of the President, Vice President, Secretary, or Assistant Secretary (if any), becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect or appoint a successor who shall hold office for the unexpired term, and until a successor is elected.

                                       VI.

                        CERTIFICATES REPRESENTING SHARES

     SECTION 6.01. FORM OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the registered holder, the number, class of shares, and the designation of the series, if any, which said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Certificates shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 6.02. LOST CERTIFICATES. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or

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destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 6.03. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized legal representative, who shall furnish proper evidence of his authority to transfer, or by his attorney-in-fact thereunto duly authorized by power of attorney executed and filed with the Secretary of the Corporation. Subject to compliance with any restrictions on transfer fully stated on the face or conspicuously noted on the face and fully stated on the back of any certificate, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     SECTION 6.04. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                      VII.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     SECTION 7.01. DEFINITIONS IN THIS ARTICLE.

     (a) "Indemnitee" means (i) any present or former director, advisory director or officer of the Corporation, (ii) any person who served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

     (b) "Official Capacity" means (i) when used with respect to a director, the office of director of the Corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether

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civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     SECTION 7.02 INDEMNIFICATION. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 7.01(a), if it is determined in accordance with Section 7.04 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     SECTION 7.03. SUCCESSFUL DEFENSE. Without limitation of Section 7.02 and in addition to the indemnification provided for in Section 7.02, the Corporation shall indemnify every Indemnitee against reasonable expenses (including court costs and attorneys' fees) incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in
Section 7.01(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

     SECTION 7.04  DETERMINATIONS. The determination of indemnification under
Section 7.02 shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (including directors who are named defendants or respondents in the Proceeding), such committee to consist solely of two or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) above, or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (including directors who are named defendants or respondents in the Proceeding); or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants

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

or respondents in the Proceeding. Determination as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) above for the selection of special legal counsel. In the event a determination is made under this Section 7.04 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated. If, upon application of an Indemnitee, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in
Section 7.02(a), (b) or (c) or has been found liable in the circumstances described by Section 7.02(i) or (ii), the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the Proceeding.

     SECTION 7.05 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorney's fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or be reimbursed by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 7.04, after receipt by the corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under Section 7.02 and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if ultimately it shall be determined that he has not met that standard or if it is ultimately determined that he is not entitled to be indemnified against expenses incurred by him in connection with that Proceeding pursuant to Section 7.04. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this article, the Corporation shall pay or reimburse expenses (including attorneys' fees) incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

     SECTION 7.06 EMPLOYEE BENEFIT PLANS. For purposes of this article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     SECTION 7.07 OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this

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

article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the corporation's articles of incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.08 NOTICE. Any indemnification of or advance of expenses to an Indemnitee in accordance with this article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting, and, in any case, within the 12 month period immediately following the date of the indemnification or advance.

     SECTION 7.09 EFFECT OF AMENDMENT. No amendment, modification or repeal of this article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of this article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                      VIII.

                               GENERAL PROVISIONS

     SECTION 8.01 DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than 60 days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

     SECTION 8.02 RESERVES. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the

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same manner in which it was created.

     SECTION 8.03. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

     SECTION 8.04. SEAL. The Corporation may have a seal which may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

     SECTION 8.05. RESIGNATION. Any director, officer or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 8.06. REPAYMENT REQUIREMENT. If any payment made to an officer of the Corporation for salary, commission, bonus, interest, rent, entertainment reimbursement or otherwise shall be disallowed in whole or in part by the Internal Revenue Services as an expense, the amount disallowed shall be reimbursed by such officer to the Corporation. It shall be the duty of the Board of Directors to enforce repayment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered. The provisions of this Section 8.06 shall be deemed part of the contract of employment between the Corporation and each of its officers.

     SECTION 8.07. GENERAL. In the absence of any specific provision in these By-Laws with respect to any matter, reference is here made to the general corporation laws of the State of Texas governing the existence and operation of this Corporation.

                                       IX.

                              AMENDMENTS TO BYLAWS

     SECTION 9.01. AMENDMENTS. These By-Laws may be altered, amended, modified or repealed, or new By-Laws may be adopted, by the Board of Directors or by the shareholders.





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                             CERTIFICATE OF ADOPTION

     The undersigned, Secretary of Sovereign Credit Finance II, Inc. (the "Corporation"), hereby certifies that the foregoing By-Laws were duly adopted by a written Unanimous Consent of the Directors of the Corporation, dated October 9, 1997.



                              /s/ Christopher R. Frattaroli
                              ----------------------------------------
                              Christopher R. Frattaroli, Secretary













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